SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2008

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	0-22904	59-2971472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7915 Baymeadows Way, Suite 400, Jacksonville, Florida		32256
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (904) 737-1367

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 4, 2008, the Company entered into employment agreements (the “Agreements”) with its named executive officers, Jeffrey Parker, the Company’s Chairman of the Board and Chief Executive Officer, Cynthia Poehlman, the Company’s Chief Financial Officer, and David Sorrells, the Company’s Chief Technical Officer. In addition, the Company appointed John Stuckey Executive Vice President of Corporate Strategy and Business Development and entered into Agreements with Mr. Stuckey and Mr. Gregory Rawlins, the Company’s Chief Staff Scientist.

The Agreements provide each employee with a base salary commensurate with his/her position in the organization, an annual achievement bonus based on performance, long-term equity incentive awards in the form of Restricted Stock Units (“RSUs”) and severance benefits in the event of termination without cause, termination by the employee for “Good Reason” as defined in the Agreements and termination due to a change in control event. The Agreements also contain provisions for the protection of the Company’s intellectual property and for non-compete restrictions in the event of termination of the employee.

The non-compete provisions of the Agreements are effective for three years following the employee’s termination provided that the Company compensates the employee the equivalent of his/her base salary over the restriction period. In the event of termination due to a change in control, the employee’s severance pay that exceeds twelve months’ salary is applied as a credit toward the non-compete compensation. If the employee is terminated for cause or resigns without “Good Reason” as defined in the Agreements, all gains realized by the employee from the sale of equity awards during the preceding twelve months, as well as the value at the date of termination of all outstanding equity awards, will be credited towards the non-compete compensation.

The RSUs granted in connection with these Agreements include time-vested RSUs which vest in quarterly increments over the three year term of the Agreements and performance RSUs which have a vesting schedule based on price performance of the Company’s common stock. These RSUs were all granted under the Company’s 2000 Stock Performance Plan and represent the long-term equity incentive awards for 2008 and 2009. These RSU’s have provisions for acceleration of all or a portion of the award in the event of a change in control.

The severance package includes continuation of base salary for a one year period following the termination date, continuation of group health benefits and payment of the annual achievement bonus on a prorated basis. In the case of termination due to a change in control, or within two years following a change in control, the employee is entitled to 150% to 300% of his/her base salary plus an amount equal to the greater of the prior year’s annual bonus or the average of the three prior year’s annual bonus amount.

The Agreements provide for excise tax gross-up on certain severance benefits to the extent they result in golden parachute payments under the Internal Revenue Code.

Under the specific terms of the Agreements, the Company’s Chairman of the Board and Chief Executive Officer, Mr. Parker, will receive an annual base salary of no less than $325,000. In the event of termination due to a change in control, Mr. Parker’s severance multiplier is 300% of his base salary, or $975,000. Mr. Parker was granted 75,000 time-based RSUs and 75,000 performance RSUs in connection with his employment agreement. Although not a provision of the employment agreement, Mr. Parker voluntarily forfeited 150,000 vested share options in order to ensure adequate shares were available for broad-based employee equity awards under the 2000 Stock Performance Plan. These forfeited shares had an exercise price of $61.50 per share and were due to expire in October 2010.

The Company’s Chief Financial Officer, Ms. Poehlman, will receive an annual base salary of no less than $225,000. In the event of termination due to a change in control, Ms. Poehlman’s severance multiplier is 200% of her base salary, or $450,000. Ms. Poehlman was granted 22,500 time-based RSUs and 22,500 performance RSUs in connection with her employment agreement.

The Company’s Chief Technology Officer, Mr. Sorrells, will receive an annual base salary of no less than $275,625. In the event of termination due to a change in control, Mr. Sorrells’ severance multiplier is 300% of his base salary, or $826,875. Mr. Sorrells was granted 57,500 time-based RSUs and 42,500 performance RSUs in connection with his employment agreement. In addition, Mr. Sorrells will receive a signing bonus valued at $50,000 within ten days of executing his employment agreement. This signing bonus may be paid in cash or restricted shares of the Company’s common stock, at the Company’s option.

Mr. Stuckey was promoted to Executive Vice President of Corporate Strategy and Business Development. Under the terms of his employment agreement, Mr. Stuckey will receive an annual base salary of no less than $250,000. In the event of termination due to a change in control, Mr. Stuckey’s severance multiplier is 150% of his base salary, or $375,000. Mr. Stuckey was granted 22,500 time-based RSUs and 22,500 performance RSUs in connection with his employment agreement.

The Company’s Chief Staff Scientist, Mr. Gregory Rawlins, will receive an annual base salary of no less than $250,000. In the event of termination due to a change in control, Mr. Rawlins’ severance multiplier is 150% of his base salary, or $375,000. Mr. Rawlins was granted 75,000 time-based RSUs and 55,000 performance RSUs in connection with his employment agreement. In addition, Mr. Rawlins will receive a signing bonus valued at $70,000 within ten days of executing his employment agreement. This signing bonus may be paid in cash or restricted shares of the Company’s common stock, at the Company’s option.

The terms of the employment agreements were approved by the Compensation Committee of the Company’s Board of Directors. These Agreements supersede prior Change in Control severance agreements and non-compete agreements in place with each of the above-mentioned employees.

The employment agreements, the form of time-based RSU agreement and the form of performance-accelerated RSU agreement are attached as exhibits 10.1 through 10.7 and are incorporated by reference herein.

Item 9.01 — Financial Statements and Exhibits

See the Exhibit Index, incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2008		PARKERVISION, INC.

	By:	/s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between ParkerVision, Inc. and Jeffrey L. Parker dated June 4, 2008.

10.2	Employment Agreement between ParkerVision, Inc. and Cynthia L. Poehlman dated June 4, 2008.

10.3	Employment Agreement between ParkerVision, Inc. and David F. Sorrells dated June 4, 2008.

10.4	Employment Agreement between ParkerVision, Inc. and John Stuckey dated June 4, 2008.

10.5	Employment Agreement between ParkerVision, Inc. and Gregory Rawlins dated June 4, 2008.

10.6	Form of Restricted Stock Unit Agreement between ParkerVision and Executive dated June 4, 2008.

10.7	Form of Performance-Accelerated Restricted Stock Unit Agreement between ParkerVision and Executive dated June 4, 2008.